UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 16, 2009
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     MGM MIRAGE, a Delaware corporation (the “Company”), entered into Amendment No. 2 and Waiver (“Amendment No. 2”), dated March 16, 2009, to that certain Fifth Amended and Restated Loan Agreement (the “Fifth Loan Agreement”), as previously amended by that certain Amendment No. 1, dated September 30, 2008 (the “Amendment No. 1”; the Fifth Loan Agreement, as amended by Amendment No. 1, the “Loan Agreement”), by and among the Company, MGM Grand Detroit, LLC, a Delaware limited liability company, as initial co-borrower, the lenders named in the signature pages thereto and Bank of America, N.A., as administrative agent. The Fifth Loan Agreement and Amendment No. 1 were filed as an exhibit to the Company’s Current Report on Form 8-K dated October 10, 2006, and an exhibit to the Company’s Current Report on Form 8-K dated September 30, 2008, respectively, which Current Reports are incorporated herein by reference.
     Pursuant to Amendment No. 2, any non-compliance with the total leverage ratio covenant or interest charge coverage ratio covenant under the Loan Agreement with respect to the fiscal quarter ending March 31, 2009 will be waived through May 15, 2009. In addition, as a condition to the effectiveness of Amendment No. 2, the Company has repaid $300 million of the outstanding borrowings under the revolving facility under the Loan Agreement, which amount is not available for reborrowing without the consent of the requisite lenders thereunder. Amendment No. 2 also provides for an increase in the applicable interest rate for outstanding indebtedness, including the outstanding letters of credit, under the Loan Agreement by 1.0% and establishes a base rate floor of 4.0% and a LIBOR floor of 2.0%. Furthermore, Amendment No. 2 limits the Company’s and its restricted subsidiaries’ ability to (i) pay dividends or distributions on, or repurchase, equity, (ii) prepay outstanding indebtedness, (iii) make certain investments, including investments in CityCenter above the stated thresholds or if Infinity World Development Corp. fails to make its corresponding investments, or if any obligations under CityCenter’s senior credit facility have been accelerated, (iv) incur additional debt, (v) incur liens on assets, (vi) merge or consolidate with another company, dissolve or liquidate, (vii) dispose of material assets, (viii) create unrestricted subsidiaries and (ix) prepay trade payables. The Company paid a customary amendment fee to the lenders party to the Loan Agreement in connection with the execution of Amendment No. 2.
     Certain of the lenders party to the Loan Agreement and their respective affiliates have in the past engaged in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they received customary fees, expense reimbursement or other payments.
     The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by Amendment No. 2 filed as Exhibit 10 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description

10	Amendment No. 2 and Waiver, dated March 16, 2009, to the Fifth Amended and Restated Loan Agreement dated as of October 3, 2006, by and among MGM MIRAGE, as borrower; MGM Grand Detroit, LLC, as co-borrower; the Lenders and Co-Documentation Agents named therein; Bank of America, N.A., as Administrative Agent; the Royal Bank of Scotland PLC, as Syndication Agent; Bank of America Securities LLC and The Royal Bank of Scotland PLC, as Joint Lead Arrangers; and Bank of America Securities LLC, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Citibank North America, Inc. and Deutsche Bank Securities Inc. as Joint Book Managers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: March 18, 2009	By:	/s/ John M. McManus
		Name:	John M. McManus
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

10	Amendment No. 2 and Waiver, dated March 16, 2009, to the Fifth Amended and Restated Loan Agreement dated as of October 3, 2006, by and among MGM MIRAGE, as borrower; MGM Grand Detroit, LLC, as co-borrower; the Lenders and Co-Documentation Agents named therein; Bank of America, N.A., as Administrative Agent; the Royal Bank of Scotland PLC, as Syndication Agent; Bank of America Securities LLC and The Royal Bank of Scotland PLC, as Joint Lead Arrangers; and Bank of America Securities LLC, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Citibank North America, Inc. and Deutsche Bank Securities Inc. as Joint Book Managers.